Exhibit 23.2







              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial Data of Heartport, Inc." and "Experts" in the proxy statement/prospectus that is made a part of the Registration Statement on Form S-4 of Johnson & Johnson (Registration 333-56034) (the "Prior Registration Statement"), which is incorporated by reference in this Registration Statement for the registration of shares of common stock of Johnson & Johnson and to the incorporation by reference in this Registration Statement of our report dated January 19, 2001, with respect to the consolidated financial statements and schedule of Heartport, Inc., included in its Annual Report (Form 10-K/A Amendment No. 1) for the year ended December 31, 2000, filed with the Securities and Exchange Commission, which report is incorporated by reference in the Prior Registration Statement.


                                             /s/ Ernst & Young LLP
                                             ------------------------------
                                             Ernst & Young LLP

Palo Alto, California
April 12, 2001